UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

PRAXIS PRECISION MEDICINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39620	47-5195942
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Praxis Precision Medicines, Inc.

99 High Street, 30th Floor

Boston, Massachusetts 02110

(Address of principal executive offices, including zip code)

(617) 300-8460

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRAX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Termination of 2024 Sales Agreement

As previously disclosed, on March 5, 2024, Praxis Precision Medicines, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Original 2024 Sales Agreement”) with Jefferies LLC (“Jefferies”), and on December 23, 2024, entered into Amendment No. 1 to the Original 2024 Sales Agreement (the “2024 Sales Agreement Amendment”, and together with the Original 2024 Sales Agreement, the “2024 Sales Agreement”) with Jefferies, pursuant to which the Company could offer and sell shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $250 million from time to time through Jefferies, acting as the sales agent (the “2024 ATM Program”).

On September 2, 2025, the Company delivered written notice to Jefferies to terminate the 2024 Sales Agreement pursuant to Section 7(b) thereof, effective immediately. The Company is not subject to any termination penalties related to the termination of the 2024 Sales Agreement. Pursuant to the 2024 Sales Agreement, the Company has sold an aggregate of 1,368,176 shares of Common Stock for aggregate gross proceeds of approximately $86.2 million. As a result of the termination of the 2024 Sales Agreement, the Company will not offer or sell any additional shares of Common Stock under the 2024 ATM Program.

A copy of each of the Original 2024 Sales Agreement and the 2024 Sales Agreement Amendment were filed as Exhibit 1.2 and Exhibit 1.3, respectively, to the Company’s shelf registration statement on Form S-3ASR (File No. 333-284016) filed with the Securities and Exchange Commission (the “Commission”) on December 23, 2024 and became immediately effective upon filing (the “Registration Statement”). The description of the 2024 Sales Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of each of the Original 2024 Sales Agreement and the 2024 Sales Agreement Amendment filed as Exhibit 1.2 and Exhibit 1.3 to the Registration Statement, respectively.

Entry into the 2025 Sales Agreement

On September 5, 2025, the Company entered into a Sales Agreement (the “2025 Sales Agreement”) with TD Securities (USA) LLC (“TD Cowen”) to sell shares of Common Stock with an aggregate offering price of up to $250 million, from time to time, through an “at the market” equity offering program under which TD Cowen will act as sales agent.

Under the 2025 Sales Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitations on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the 2025 Sales Agreement, TD Cowen may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made through The Nasdaq Global Select Market, on any other existing trading market for the Common Stock or to or through a market maker. The Company will pay TD Cowen a commission of up to 3.0% of the gross proceeds of any Common Stock sold through TD Cowen under the 2025 Sales Agreement, and also has provided TD Cowen with customary indemnification rights. The 2025 Sales Agreement may be terminated by either party upon ten trading days’ prior written notice to the other party.

The sales of shares of Common Stock under the 2025 Sales Agreement will be made pursuant to the Registration Statement, or one or more additional registration statements the Company may file with the Commission from time to time, as such registration statements become effective. The Company filed a prospectus supplement with the Commission on September 5, 2025 in connection with the offer and sale of the shares of Common Stock pursuant to the 2025 Sales Agreement.

The foregoing description of the material terms of the 2025 Sales Agreement is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Latham & Watkins LLP, counsel to the Company, has issued an opinion to the Company, dated September 5, 2025, regarding the validity of the shares of Common Stock to be issued and sold pursuant to the 2025 Sales Agreement. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

1.1	Sales Agreement, dated as of September 5, 2025, between Praxis Precision Medicines, Inc. and TD Securities (USA) LLC.

5.1	Opinion of Latham & Watkins, LLP.

23.1	Consent of Latham & Watkins, LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXIS PRECISION MEDICINES, INC.

Date: September 5, 2025	By:	/s/ Marcio Souza
Marcio Souza
Chief Executive Officer